UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 16, 2023

KINNATE BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39743	82-4566526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Montgomery Street, Suite 150
The Presidio of San Francisco
San Francisco, CA 94129
(Address, including zip code, of Registrant’s principal executive offices)

(858) 299-4699
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KNTE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Kinnate Biopharma Inc. (the “Company”) and a special committee of the Board have approved, and the Company has entered into, agreements (each, a “Transaction Bonus Agreement”) with each of Nima Farzan, Neha Krishnamohan and Mark Meltz (the Company’s “named executive officers”) and two other members of its senior leadership team, which provide for the payment of a transaction bonus in the event of a transaction involving either (i) a Change in Control (as defined in each executive’s existing Change in Control and Severance Agreement (each, a “CIC Severance Agreement”)), or (ii) the sale of material assets of the Company (as reasonably determined by the Board) that does not constitute a Change in Control, in each case subject to the applicable executive’s continued service to the Company through the closing of such transaction, or termination of such service within six months prior to the occurrence of such transaction, either by the Company other than for Cause or by the executive for Good Reason (each as defined in each executive’s CIC Severance Agreement).  Any transaction bonus payable under these agreements will be in an amount equal to a specified percentage of an aggregate pool representing 5% of the deal value.  The specified percentage of this pool is 40% for Mr. Farzan, 15% for each other named executive officer, and 15% for each of the other two members of the senior leadership team, subject to potential adjustment for each executive eligible for payment if any of the other executives is not eligible for payment.

In addition, each of these agreements serves to amend each executive’s CIC Severance Agreement to extend the “Change in Control Period” (during which a CIC Qualifying Termination (as defined in each CIC Severance Agreement) may occur which would entitle the applicable executive to certain enhanced severance benefits under such executive’s CIC Severance Agreement) to begin on the date that is six months prior to a Change in Control and end on the first anniversary of such Change in Control.  Mr. Farzan’s CIC Severance Agreement was further amended to provide that, in the event of his CIC Qualifying Termination or Non-CIC Qualifying Termination (as defined in his CIC Severance Agreement), he will receive up to 24 months of Company-paid health and welfare benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law.

The foregoing description of the terms of the Transaction Bonus Agreements does not purport to be complete and is qualified in its entirety by the full text of such agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINNATE BIOPHARMA INC.

Date: November 22, 2023	By:	/s/ Nima Farzan
Nima Farzan
Chief Executive Officer and President